UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2012, Sherwin-Williams Luxembourg S.à r.l. (“SW Luxembourg”), a wholly-owned subsidiary of The Sherwin-Williams Company (“Sherwin-Williams”), entered into a €95 million Credit Agreement (the “Euro Credit Agreement”) by and among SW Luxembourg, as borrower, Sherwin-Williams, as guarantor, the lenders party thereto, J.P. Morgan Europe Limited, as administrative agent and L/C issuer, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and bookrunners, and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as syndication agents. The proceeds of borrowings under the Euro Credit Agreement are to be used for general corporate purposes, including refinancing indebtedness.

The Euro Credit Agreement provides for a €95 million five-year revolving credit facility, which will include a €25 million sublimit for the issuance of letters of credit and bank guaranties and a €15 million sublimit for swingline loans. SW Luxembourg may request the lenders to extend the maturity date of the revolving credit facility for two additional periods of one year each. SW Luxembourg may increase the size of the revolving credit facility, subject to the discretion of each lender to participate in such increase or new commitments from additional financial institutions, up to an aggregate amount not to exceed €30 million.

The Euro Credit Agreement contains representations, warranties, covenants and events of default substantially similar to those contained in SW Luxembourg’s prior three-year €200 million Credit Agreement, dated as of July 19, 2010, (the “Prior Euro Credit Agreement”) by and among SW Luxembourg, as borrower, Sherwin-Williams, as guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent and L/C issuer, Banc of America Securities LLC, as sole bookrunner and joint mandated lead arranger, and HSBC Securities (USA) Inc., as joint mandated lead arranger.

The Euro Credit Agreement replaces the Prior Euro Credit Agreement, which was terminated effective September 19, 2012 and was scheduled to expire on July 19, 2013.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries various commercial banking, investment banking, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Euro Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Euro Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective September 19, 2012, the Prior Euro Credit Agreement was terminated, and such facility had no outstanding borrowings at the time of its termination.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Euro Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4	Credit Agreement, dated as of September 19, 2012, among Sherwin-Williams Luxembourg S.à r.l., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, J.P. Morgan Europe Limited, as administrative agent and L/C issuer, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and bookrunners, and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as syndication agents (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

September 24, 2012	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4	Credit Agreement, dated as of September 19, 2012, among Sherwin-Williams Luxembourg S.à r.l., as borrower, The Sherwin-Williams Company, as guarantor, the lenders party thereto, J.P. Morgan Europe Limited, as administrative agent and L/C issuer, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and bookrunners, and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as syndication agents (filed herewith).

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